 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 15, 2022

DICK'S SPORTING GOODS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31463	16-1241537
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Court Street, Coraopolis, PA 15108
(Address of Principal Executive Offices)

(724) 273-3400
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DKS	The New York Stock Exchange

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS	3
SIGNATURE	4

ITEM 5.07        SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a)  The Annual Meeting was held on June 15, 2022.

(b)  Three (3) proposals were submitted by the Company's Board of Directors (the "Board") to a vote of Company stockholders, and the final results of the voting on each proposal are noted below.

The Company's stockholders elected each of the Board's seven nominees for Director for terms that expire in 2023, or until their successors are duly elected and qualified as Directors; approved, on a non-binding advisory basis, the compensation of the Company's named executive officers as disclosed in the Company's 2022 Proxy Statement; and ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal 2022.

Proposal No. 1- Election of Directors

Nominee	For	Withheld	Broker Non-Vote
Mark J. Barrenechea	270,712,112	270,890	6,643,822
Emanuel Chirico	268,827,805	2,155,197	6,643,822
William J. Colombo	268,058,836	2,924,166	6,643,822
Anne Fink	270,717,579	265,423	6,643,822
Sandeep Mathrani	245,845,905	25,137,097	6,643,822
Desiree Ralls-Morrison	270,173,289	809,713	6,643,822
Larry D. Stone	269,132,004	1,850,998	6,643,822

Proposal No. 2 - Non-Binding Advisory Vote on the Compensation of Named Executive Officers

For	Against	Abstain	Broker Non-Vote
269,238,665	1,569,369	174,968	6,643,822

Proposal No. 3 - Ratification of the Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-Vote
275,930,737	1,667,304	28,783	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DICK'S SPORTING GOODS, INC.

Date: June 17, 2022	By:	/s/ NAVDEEP GUPTA
	Name:	Navdeep Gupta
	Title:	Executive Vice President – Chief Financial Officer